Exhibit 99.2

BANNER MIDSTREAM CORP.

(Formerly known as Pinnacle Frac Holdings Corp.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$154,395	$207,094
Accounts receivable, net	141,200	20,550
Prepaid expenses, current portion	366,397	254,740
Total current assets	661,992	482,384

NON CURRENT ASSETS:
Prepaid expenses, long term portion	-	69,375
Machinery & equipment, net of accumulated depreciation	4,920,317	4,868,275
Other assets	-	101
Right of use assets – finance lease	308,698	-
Right of use assets – operating lease	193,628	-
Assets of discontinued operations	229,890	290,149

TOTAL ASSETS	$6,314,525	$5,710,284

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$997,233	$803,772
Accrued interest	82,666	147,795
Accrued interest – related party	169,748	97,717
Due to related party	58,067	3,324
Convertible notes payable, net of unamortized discount	1,900,000	2,904,654
Note payable, net of unamortized discount	2,097,492	110,000
Note payable, related parties	1,872,492	1,100,000
Equipment loans, current portion	1,238,325	408,778
Finance lease obligations	105,365	-
Operating lease obligations	114,541

Current liabilities of discontinued operations	353,523	276,785
Total current liabilities	8,989,452	5,852,825

Long-term liabilities
Equipment loans, long-term portion	776,027	1,561,512
Finance lease obligations	213,469	-
Operating lease obligations	145,373
Total Long-Term liabilities	1,134,869	1,561,512

Total liabilities	10,124,321	7,414,337

Commitments and Contingencies	-	-

STOCKHOLDERS’ DEFICIT
Preferred Stock, 5,000,000 shares authorized at $0.0001 per share: 10,000 and 0 shares issued and outstanding, respectively	10	-
Common stock, par value $0.0001 per share; 45,000,000 shares authorized; 5,465,976 and 5,320,807 shares issued and outstanding, respectively	547	532
Additional paid in capital	2,539,239	2,003,775
Accumulated deficit	(6,349,592)	(3,708,360)
Total stockholders’ deficit	(3,809,796)	(1,704,053)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,314,525	$5,710,284

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BANNER MIDSTREAM CORP.

(Formerly known as Pinnacle Frac Holdings Corp.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended				For the nine months ended
	September 30,				September 30,
	2019		2018		2019		2018
		(Unaudited)				(Unaudited)
Revenues	$		$		$		$
Oilfield transportation revenue		3,704,004		3,107,311		11,683,077		4,815,857
Other revenue		272,750		302,125		908,328		303,308
Total revenues		3,976,755		3,409,437		12,591,405		5,119,166

Cost of Sales
Direct labor cost		1,757,602		1,901,118		5,933,812		2,833,942
Other cost of sales		861,461		752,532		2,529,676		1,100,074
Total cost of sales		2,619,063		2,653,650		8,463,488		3,934,016
Gross profit		1,357,692		755,787		4,127,917		1,185,150

Operating expenses
Salaries and wages		383,610		412,870		1,367,505		721,327
Share-based compensation		-		-		180,000		-
Selling, administrative and operating expenses		942,118		1,401,487		2,711,984		1,964,601
Total operating expense		1,325,729		1,814,357		4,259,489		2,685,928

Loss from operations		31,963		(1,058,572)		(131,572)		(1,500,778)
Other income (expense):
Interest expense		(1,082,541)		(729,451)		(2,354,776)		(889,007)
Other income (expense)		-		(507,067)		-		920,181

Total other income (expense)		(1,082,541)		(1,236,518)		(2,354,776)		31,174

Net loss from continuing operations		(1,050,578)		(2,141,104)		(2,486,348)		(1,212,961)
Net loss from discontinued operations		(154,884)		(153,986)		(154,884)		(256,643)
Net loss		$(1,205,462)		$(2,295,090		$(2,641,232)		$(1,469,604)

Net loss per common share – continuing operations		(0.20)		(0.54)		(0.51)		(0.34)
Net loss per common share – discontinued operations		$(0.03)		$(.04)		$(0.03)		$(0.07)
Net loss per common share – basic and diluted		(0.23)		(0.58)		(0.54)		(0.41)

Weighted average common shares outstanding – basic and diluted		5,278,476		3,938,061		4,832,198		3,558,499

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BANNER MIDSTREAM CORP.

(Formerly known as Pinnacle Frac Holdings Corp.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended September 30,
	2019	2018
	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(2,486,348)	$(1,212,961)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	467,975	280,007
Amortization of right of use assets	103,401	-
Impairment	-	314,114
Shares issued for services	180,000	-
Amortization of discount	1,115,532	552,995
Gain on settlement	-	(87,731)
Changes in net assets and liabilities -
Accounts receivable	(120,650)	(112,934)
Prepaid expenses	(42,282)	(256,855)
Other assets	-	(281,037)
Accounts payable and accrued expense	193,461	709,343
Operating lease obligation	(13,885)	-
Accrued interest	8,822	146,997
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(594,667)	51,938

INVESTING ACTIVITIES:
Purchase of fixed assets	(519,916)	(5,694,301)
NET CASH USED IN INVESTING ACTIVITIES	(519,916)	(5,694,301)

FINANCING ACTIVITIES:
Principal payments on finance lease obligations	(14,321)	-
Proceeds from equipment loans	354,244	2,426,932
Payments on equipment loans	(310,183)	(105,141)
Advances from related parties	226,840	30,842
Proceeds from issuance of common stock	255,489	84,000
Proceeds from issuance of preferred stock	100,000	-
Proceeds from notes payable	1,692,866	127,731
Proceeds from note payable – related party	772,492	400,000
Proceeds from convertible notes payable	-	3,534,181
Repayments of notes payables	(191,085)	-
Repayment of related party debt	(172,097)	(30,594)
Repayments of convertible notes payable	(1,634,475)	(26,935)
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,079,771	6,467,951

NET CASH PROVIDED BY (USED IN) DISCONTNUED OPERATING ACTIVITIES	(17,887)	30,770

NET CASH USED IN DISCONTINUED INVESTING ACTIVITIES	-	(287,413)

NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS	(17,887)	(256,643)

NET (DECREASE) INCREASE IN CASH	(52,699)	568,945

CASH – BEGINNING OF PERIOD	207,094	-
CASH – END OF PERIOD	$154,395	$568,945

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	-	-
Cash paid for interest	1,218,184	-

NON-CASH FINANCING AND INVESTING:
Warrant value attached to convertible note payable	-	1,041,394
Finance lease obligations	331,237	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BANNER MIDSTREAM CORP.

(Formerly known as Pinnacle Frac Holdings Corp.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Preferred Stock		Common Stock		Additional
	Number of Shares	Par Value	Number of Shares	Par Value	Paid in Capital	Accumulated Deficit	Stockholders’ Deficit

Balance - April 2, 2018 (inception)	-	$	-	$-	$-	$-	$-

Shares issued to founder			5,000,000	500	(500)		-
Common stock subscribed for cash			27,835	3	83,699		83,702
Warrants granted with placement of convertible note				-	1,041,394		1,041,394
Common stock issued for services				-			-

Net loss	-	-	-	-	-	825,485	825,485
Balance - June 30, 2018	-	$-	5,027,835	$503	$1,124,593	$825,485	$1,950,581

Net loss	-	-	-	-	-	(2,295,090)	(2,295,090)
Balance - September 30, 2018	-	$-	5,027,835	$503	$1,124,593	$(1,469,605)	$(344,509)

Balance - December 31, 2018	-	$-	5,320,807	$532	$2,003,775	$(3,708,360)	$(1,704,053)

Common stock subscribed for cash	-	-	85,169	9	255,480	-	255,489
Common stock issued for services	-	-	60,000	6	179,994	-	180,000

Net loss	-	-	-	-	-	(1,435,770)	(1,435,770)
Balance - June 30, 2019	-	$-	5,465,976	$547	$2,439,249	$(5,144,130)	$(2,704,334)

Preferred stock subscribed for cash	10,000	10			99,990		100,000

Net loss	-	-	-	-	-	(1,205,462)	(1,205,462)
Balance - September 30, 2019	10,000	$10	5,465,976	$547	$2,539,239	$(6,349,592)	$(3,809,796)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BANNER MIDSTREAM CORP.

(Formerly known as Pinnacle Frac Holdings Corp.)

CONDENSED CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2019 (Unaudited) AND DECEMBER 31, 2018

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Organization and Nature of Business

Banner Midstream Corp., formerly known as Pinnacle Frac Holdings Corp. (the “Company” or “Banner Midstream”) is a corporation established pursuant to the laws of the State of Delaware on April 2, 2018. Pinnacle Frac Holdings Corp. was renamed Banner Midstream Corp. by the Delaware Division of Corporations on December 6, 2018. The Company entered into an agreement with Ozark Empire Capital Management (“Ozark”) on June 20, 2018 for 2,000,000 shares for Ozark to manage the executive function of the Company, raise capital for the Company, identify and complete acquisitions for the Company, and lead the Company’s effort to go public. The Company is operating as a holding company and acquisition vehicle for an ongoing roll-up of oilfield services companies focused on drilling rig, fracking, and oil and natural gas production services.

Banner Midstream acquired one hundred percent of the issued and outstanding membership interests of Pinnacle Frac Transport LLC (“Pinnacle Frac”) for 3,000,000 shares on May 24, 2018. Pinnacle Frac is a limited liability company pursuant to the laws of the State of Arkansas established on January 15, 2018. Pinnacle Frac is currently structured as a wholly owned subsidiary of the Company. Pinnacle Frac has three wholly owned subsidiaries, LAH Lease Service LLC (“LAH”), LSQL Truck & Trailer Sales LLC (“LSQL”), and Triumph Energy Services, LLC (“Triumph”) which are limited liability companies pursuant to the laws of the State of Texas. Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of LAH and LSQL on April 30, 2018, and subsequently transferred selected operations, employees, equipment, and contracts into Pinnacle Frac. Neither LAH nor LSQL currently have active operations or any assets. Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of Triumph on November 6, 2018, and subsequently transferred selected contracts into Pinnacle Frac. Triumph currently has an active bank account and Department of Transportation (“DOT”) Motor Carrier Number (“MC Number”) but no active employees or operations. Pinnacle Frac commenced operations in May 2018 and is engaged in the business of providing transportation of frac sand and logistics services to major hydraulic fracturing and drilling operators in the domestic United States.

Banner Midstream established Pinnacle Vac Service LLC (“Pinnacle Vac”) as a limited liability company pursuant to the laws of the State of Texas on May 8, 2018, with the Company having ownership of one hundred percent of the issued and outstanding membership interests of Pinnacle Vac. Pinnacle Vac is currently structured as a wholly owned subsidiary of the Company. Pinnacle Vac commenced operations in July 2018 and engaged in the business of providing water transportation (“vacuum services”) and roustabout work to major drilling operators and production wells in the domestic United States. As of November 15, 2018, Pinnacle Vac no longer has any active operations or employees.

Banner Midstream established Pinnacle Frac Sales & Service LLC dba Capstone Equipment Leasing (“Capstone”) as a limited liability company pursuant to the laws of the State of Texas on May 23, 2018, with the Company having ownership of one hundred percent of the issued and outstanding membership interests of Capstone. Capstone is currently structured as a wholly owned subsidiary of the Company. Pinnacle Frac Sales & Service LLC was renamed Capstone Equipment Leasing, LLC by the Office of the Secretary of State of Texas on October 4, 2018. Capstone commenced operations in October 2018 and is engaged in the business of procuring and financing equipment to various oilfield transportation services contractors (“owner-operators”).

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, all of which have a fiscal year end of December 31. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

The Company’s unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. The accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown and are not necessarily indicative of the results to be expected for the full year ending December 31, 2019. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Current Report on SEC Form 8-K dated November 13, 2019, as amended.

Use of Estimates in Financial Statement Preparation

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Customer Concentration and Credit Risk

During the nine months ended September 30, 2019, one of our customers accounted for approximately 89.7% of our total gross revenues within our core frac sand transportation division. During the nine months ended September 30, 2018, one of our customers accounted for approximately 93.5% of our total gross revenues within our core frac sand transportation division. No other customers exceeded 10% of revenues during this period. One customer accounted for 98.7% and 100% of accounts receivable at September 30, 2019 and December 31, 2018. The Company believes it will continue to reduce the customer concentration risks by engaging new customers within its core frac sand transportation business and by continuing acquisitions in other service areas for diversification purposes.

Four vendors account for 60.8% of accounts payable for continuing operations at September 30, 2019, with one vendor accounting for 18.2% and the other three vendors accounting for 17.6%, 13.6%, and 11.4% respectively. No other vendors exceeded 10% of accounts payable at September 30, 2019.

The Company maintains demand deposits with commercial banks. At times, certain balances held within these accounts may not be fully guaranteed or insured by the U.S. federal government. The uninsured portion of cash are backed solely by the assets of the underlying institution. As such, the failure of an underlying institution could result in financial loss to the Company.

Cash and Cash Equivalents

Cash equivalents include all highly liquid investments with original maturities of three months or less. The Company often maintains cash balances more than the $250,000 FDIC insured limit per account holder. The Company does not consider this risk to be material.

Accounts Receivable

Accounts receivable are comprised of unsecured amounts due from customers that have been conveyed to a factoring agent without recourse. The Company receives an advance from the factoring agent of 98% of the amount invoiced to the customer within one business day. The Company recognizes revenue for 100% of the gross amount invoiced, records an expense for the 2% finance fee charged by the factoring agent, and realizes cash for the 98% net proceeds received. The Company does not record an allowance for bad debts on any amounts that have been factored non-recourse.

The Company, at times, may conduct business with a customer that has not been approved by the factoring agent to be factored with recourse. The Company will record an allowance for bad debts on receivables that have been factored with recourse due to risk of non-collection falling on the Company versus the factoring agent. As of December 31, 2018, all receivables were factored without recourse, so the Company did not record an allowance for doubtful accounts. The factoring agent has the ability to hold various receivables into a reserve account due to various reasons such as documentation errors or customer disputes. As of September 30, 2019, the Company had a factoring agent reserve balance of ($1,989) so a contra asset for that reserve was recorded against the Company’s $143,189 accounts receivable balances.

Fixed Assets

Fixed Assets consist entirely of machinery and equipment (“M&E”). M&E that has been purchased by the Company is valued at cost. M&E acquired via acquisitions that has been appraised via an independent appraisal service is valued either at fair market value. Additions are capitalized, and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of all machinery and equipment using a 10-year useful life for all assets.

Revenue Recognition

Effective January 1, 2018, we adopted ASC 606, Revenue from Contracts with Customers, as amended, using the modified retrospective method, which requires the cumulative effect of adoption to be recognized as an adjustment to opening retained earnings in the period of adoption. There was no cumulative effect of adopting the new standard and no impact on our financial statements. The new standard provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

The Company operates under master service agreements (“MSA”) with its significant customers. After the execution of the MSA, the Company will typically receive either verbal or written orders from the customer for services to be rendered. On the Company’s core business of frac sand transportation, revenue is recognized when the load has been delivered to the customer site and the load has been successfully invoiced and accepted by the Company’s factoring agent.

Cost of Sales

Cost of sales includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, direct employee labor (“company driver expense”), direct contract labor (“owner-operator expense”), and fuel. Cost of sales are recorded in the same period as the resulting revenue.

Employee Salaries and Benefits

Wages, salaries, bonuses and social security contributions are recognized as an expense in the year in which the associated services are rendered by employees. The Company does not offer unused sick leave or vacation leave benefits to accrue, so no accrual is made for accrued sick or vacation leave. Terminated employees do not receive any additional pay for unused sick leave or vacation leave.

Leases

The Company adopted the new lease accounting standard, “Accounting Standards Codification Topic 842 Leases (ASC 842)” using the modified retrospective basis for all agreements existing as of January 1, 2019 as described further below under Accounting Standards Adopted.

The Company recognizes a right-of-use asset and lease liability for all financing and operating leases with terms greater than twelve months. The lease liability is measured based on the present value of the lease payments not yet paid. The right-of-use asset is measured based on the initial measurement of the lease liability adjusted for any direct costs incurred upon commencement of the lease. The right-of-use assets are amortized on a straight-line basis over the lease term, and are tested for impairment in a manner consistent with the other long-lived assets held by the Company.

Fair Value of Financial Instruments

The carrying value of short-term instruments, including cash, accounts payable and accrued expenses, and short-term notes approximate fair value due to the relatively short period to maturity for these instruments. The long-term debt approximate fair value since the related rates of interest approximate current market rates. The Company determines the fair value of its financial instruments based on the following fair value hierarchy:

●	Level 1 - Valuations are based on quoted prices in active markets for identical assets or liabilities that the Company can access at the measurement date. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

●	Level 2 - Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations are based on inputs that are unobservable and significant to the overall fair value measurement. Assets and liabilities utilizing Level 3 inputs include: financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the fair value calculation requires significant management judgment or estimation.

Basic and Diluted Net Loss per Share

The Company presents both basic and diluted net loss per share on the face of the statements of operations. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted per share calculations give effect to all potentially dilutive shares of common stock outstanding during the period, including stock options and warrants, and using the treasury- stock method. From inception to September 30, 2019, there were 353,448 warrants and no stock options not considered in dilutive earnings per share due to their anti-dilutive effects, respectively.

	September 30,	September 30,
	2019	2018
Net Loss from continuing operations	$(2,486,348)	$(1,212,961)
Net Loss from discontinued operations	$(154,884)	$(256,643)
Net Loss	$(2,641,232)	$(1,469,604)

Basic and Dilutive Shares
Weighted average basic shares outstanding	4,832,198	3,558,499
Dilutive shares	4,832,198	3,558,499

Earnings per Share from continuing operations	$(0.51)	$(0.34)
Earnings per Share from discontinued operations	$(0.03)	$(0.07)
Earnings per Share	$(0.55)	$(0.41)

Share-Based Payment Arrangements

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

There were no employee equity awards from inception to September 30, 2019. The Company granted 500,000 shares of restricted common stock in October 2018 to various advisors representing the Company for business development. The Company issued 250,000 shares of common stock to these advisors in October through September 2019 based on the vesting date of each award. The remaining 250,000 granted shares had not vested as of September 30, 2019. There were no employee or contractor stock options (“stock option awards”) granted from inception to September 30, 2019.

The Company issued 353,448 warrants to purchase common stock in conjunction with a short-term senior secured convertible note payable. The grant-date fair value of warrants was estimated using the Black-Scholes option-pricing model, which incorporated a volatility of 221% based on comparable public companies in the same sector of oilfield services as the Company. A discount yield of 2.51% was used based on the recent yield of a 10-year treasury bond. The value of the 5-year warrants of $1,041,394 was recorded as a discount to note payable and will be amortized via interest expense over the life of the 8-month note payable.

Beginning Balance	Number	Weighted Average Exercise Price
	-	$-
Granted	353,448	$5.75
Exercised	-
Forfeited	-
Cancelled	-
Ending Balance	353,448	$5.75
Weighted Average Remaining Contractual Life (Years)	4.7

Recently Adopted Accounting Pronouncements

In May 2014, August 2015 and May 2016, the FASB issued ASU 2014-09 Revenue from Contracts with Customers, ASU 2015-14 Revenue from Contracts with Customers, Deferral of the Effective Date, and ASU 2016-12 Revenue from Contracts with Customers, Narrow-Scope Improvements and Practical Expedients, respectively, which implement ASC Topic 606. ASU 2017-13 issued in September 2017 clarifies SEC Staff guidance on the transition to ASC 606. ASC Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance under U.S. GAAP, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for annual periods beginning after December 15, 2017, and interim periods therein. Early adoption is permitted for annual periods beginning after December 15, 2016. These ASUs may be applied retrospectively with a cumulative adjustment to retained earnings in the year of adoption. The Company adopted the above ASUs (ASC Topic 606) effective January 1, 2018. The adoption of these ASUs did not have a material impact on our consolidated financial statements.

In the fiscal 2019, the Company adopted FASB ASU No. 2016-02, “Leases (Topic 842)” (ASU 2016-02), issued in February 2016 and the subsequently issued codification improvements to Topic 842. The primary difference between previous GAAP and ASU 2016-02 is the recognition of lease assets and liabilities by lessees for leases classified as operating leases under previous GAAP. The guidance requires a lessee to recognize a lease liability (to make lease payments) and a right-of-use asset (representing its right to use the underlying asset for the lease term) on the balance sheet with terms greater than 12 months. The Company adopted ASU 2016-02 on a modified retrospective basis for all agreements existing as of January 1, 2019. Prior comparative periods have not been adjusted and continue to be reported and disclosed under previous lease guidance. As of January 1, 2019, the Company recognized a right-of-use asset for finance leases and operating leases of $331,237 and $273,799, respectively and a current and non-current lease liability of $93,725 and $491,186, respectively. As part of the adoption of ASU 2016-02, the Company elected the following practical expedient: short-term recognition exemption for all leases that qualify. Note disclosures required in Topic 842 are reported in Note 9 “Lease Obligations” of the Notes to the Consolidated Financial Statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or in management’s opinion will not have a material impact on the Company’s present or future consolidated financial statements.

Note 3 – GOING CONCERN

The Company’s consolidated financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company concluded that its negative cash flows from operations raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the financial statements are issued. In response, the Company has performed the following actions to attempt to alleviate such substantial doubt.

(a)	The Company has begun purchasing additional sand box chassis trailers to increase revenue in its core frac sand transportation division.
(b)	The Company is working to obtain financing to complete the acquisition of BDS Enterprises LLC which generates positive cash flow from operations.
(c)	The Company also received approval from its Board of Directors (“Board”) on November 15, 2018, to pursue a $10,000,000 capital raise via common stock for working capital and growth capital prior to going public.
(d)	The Company plans to go public in the 4th quarter of 2019 via a reverse merger transaction.

Management believes that the successful execution of the aforementioned plan will result in sufficient capital to sustain operations for the next 12 months. Even though management believes this plan will allow the Company to continue as a going concern, there are no guarantees to the successful execution of this plan. The Company expects to generate positive cash flow from operations for the year ended 2020.

Note 4 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents consisted of the following components at:

	September 30,	December 31,
	2019	2018

Pinnacle Frac Holdings Corp. - Firstar Bank DDA	$600	$87,322
Pinnacle Frac Sales & Service - Firstar Bank DDA	3,446	357
Pinnacle Frac Transport - Bank of America DDA	138	9,010
Pinnacle Frac Transport - Firstar Bank DDA	147,750	109,792
Pinnacle Frac Transport – Alliance Bank DDA	1,000	-
Triumph Energy Services - Firstar Bank DDA	5	613
Banner Midstream – Alliance Bank DDA	456	-
Capstone Equipment Leasing – Alliance Bank	1,000	-
Total Cash and Cash Equivalents	$154,395	$207,094

Note 5 – PREPAID EXPENSES

Prepaid expenses consisted of the following components at:

	September 30,	December 31,
	2019	2018
Prepaid Expenses
Prepaid Annual License plate	$26,810	$-
Prepaid Insurance	232,740	125,002
Prepaid Fuel	10,344	37,238
Prepaid Rent	4,000	-
Prepaid Advisor Fees	92,503	92,500
Total Prepaid Expenses, current portion	$366,397	$$254,740
plus long term portion	-	69,375
Total Prepaid Expenses	$366,397	$324,115

Note 6 – FIXED ASSETS

Fixed assets consisted of the following components at:

	September 30,	December 31,
	2019	2018
Machinery & Equipment - Pinnacle Frac Transport	$4,778,139	$4,750,923
Machinery & Equipment - Capstone Equipment Leasing	868,199	456,622
Leasehold Improvements – Pinnacle Frac Transport	25,277	-
Total Fixed Assets	$5,671,615	$5,207,545

Accumulated Depreciation
Machinery & Equipment – Pinnacle Frac Transport	(703,641)	(335,465)
Machinery & Equipment – Capstone Equipment Leasing	(47,657)	(3,805)
Leasehold Improvements – Pinnacle Frac Transport	-	-
Total Accumulated Depreciation	$(751,298)	$(339,270)

Total Fixed Assets (net)	$4,920,317	$4,868,275

Depreciation expense for the three months ended September 30, 2019 totaled $149,983 and for the nine months ended September 30, 2019 totaled $467,975. Depreciation expenses for the three months ended September 30, 2018 totaled $162,003, while Depreciation expense for the Nine months ended September 30, 2018 totaled $280,007

Note 7 – ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consisted of the following components at:

	September 30, 2019	December 31, 2018
Accrued Expenses
Accrued Commissions	$862	$42,874
Accrued Contractor Escrow	165,436	115,526
Accrued Contractor Wages	156,010	103,263
Accrued Insurance	135,732	238,182
Accrued Rent	126,000	-
Accrued Payroll Taxes Payable	412,538	137,106
Accrued Salaries and Wages	7,988	9,591
Settlement Payable	-	10,000
Total Accrued Expenses	$1,004,566	$656,542
Less Discontinued Operations	353,522	-
Total Accrued Expenses – Continuing operations	$651,044	$656,542
Total Accounts Payable	346,189	147,230
Total Accounts Payable and accrued expenses	$997,233	$803,772

Accrued Interest
Convertible notes payable, net	$63,966	$137,351
Notes Payable	13,984	1,552
Equipment loans	4,716	8,892
Total Unrelated party Accrued Interest	$82,666	$147,795

Notes Payable - Related Party	$169,748	$97,717
Total Accrued Interest	252,414	245,512

Note 8 – NOTES PAYABLE

	September 30,	December 31,
	2019	2018
Notes payable consisted of the following components at September 30, 2019:
Convertible notes payable, net	$1,900,000	$2,904,654
Notes payable	2,097,492	110,000
Notes payable, related party	1,872,492	1,100,000

Total Equipment loans	2,014,352	1,970,290
Less current portion	1,238,325	408,778
Total long-term equipment loans	$776,027	$1,561,512

A- Convertible note payable

Senior secured note payable issued on August 14, 2018, maturing on April 14, 2019, and bearing interest of 12% per year due at maturity. Total interest expense earned during the year totaled $877,365 while accrued interest expense as of September 30, 2019 was $63,967.	1,900,000	3,534,475
Less: Unamortized portion of discount to note at September 30, 2019.	-	(629,821)
	$1,900,000	$2,904,654

On August 24, 2018, we entered into a short-term senior secured convertible note payable for $3,534,475 maturing on April 24, 2019 (the “Senior Note”). The Senior Note had issuance costs of 14% or $486,413, with the Company receiving $2,770,794 in net proceeds. The Senior Note accrues interest annually at 12% with interest being due quarterly. We made interest payments on the Senior Note for the quarter ended December 31, 2018. The Senior Note agreement also includes a conversion price at a 30% discount to the price offered at a potential IPO or go-public transaction and warrants equal to 50% of the shares of common stock that the Senior Noteholder is entitled to in connection with the conversion of the Senior Note at a price per share equal to the lower of: (a) a pre-money assumed valuation of $25,000,000; or (b) the price per share that is 70% of the purchase price per share of the same class and series of equity securities sold by the Company in an initial public offering or similar transaction. At the issuance of the Senior Note, based on a $5.00 pre-money valuation, we issued the holders of the Senior Note a warrant to purchase 353,448 shares of common stock. The discount to the Senior Note was $1,342,807 including $1,041,394 of warrant expense valued using the Black-Scholes option-pricing model and recorded to additional paid-in capital. The discount will be amortized via interest expense over the eight-month life of the Senior Note. Amortization of the discount for the nine months ended September 30, 2019 was $629,821 with an unamortized discount of $0 remaining at September 30, 2019.

During the nine month period ended September 30, 2019, the Company made payments totaling $1,774,526 and accrued interest of $140,051 on the note. On September 30, 2019, the Company executed a waiver of default on its short-term senior secured convertible note payable for $3,534,475 maturing on April 24, 2018, to extend the maturity of the notes to November 30, 2019. The Company plans to use a portion of the proceeds from the aforementioned senior secured credit facility to pay off the remaining unpaid principal balance on the note payable.

B- Notes payable

	September 30,	December 31,
	2019	2018
Unsecured note payable issued on April 2, 2018, maturing on December 31, 2019 (and repaid in May 2020), and bearing interest of 10% to 15% per year due at maturity. Current year interest expense was $11,552 including the $10,000 penalty increase in principal, and accrued interest expense at December 31, 2018	$110,000	$110,000

Notes payable with Original Issue Discount:

On June 14, 2019, Banner Midstream Corp. entered into a short-term promissory note payable for $1,368,500 originally maturing on September 14, 2019 and amended to a term loan maturing April 2025 and secured by real estate assets of a shareholder. The note accrues interest annually at 6% and requires interest only payments on a monthly basis. The Company received $1,021,226 in proceeds from the loan and recorded an original issue discount in the amount of $347,274 from the shareholder for the difference between the loan amount and proceeds received which was used to remove a lien for the real estate used to collateralize the loan.	$1,368,500	$-

On July 18, 2019, Banner Midstream Corp. entered into a short-term business loan for $350,000. The loan is amortized through 126 daily payments of $3,861 over a 6-month period. On October 18, 2019, the Company refinanced the loan to a new principal balance of $415,000. The new loan will be amortized through 126 daily payments of $4,578 over a 6-month period. The Company received $335,803 in proceeds from the loan and recorded an original issue discount in the amount of $241,048.	$454,936	$-

On August 14, 2019, Banner Midstream Corp. entered into a short-term business loan for $350,000. The loan is amortized through 126 daily payments of $3,861 over a 6-month period. The Company received $335,803 in proceeds from the loan and recorded an original issue discount in the amount of $150,663.	417,329	-

Total Notes Payable with Original Issue Discount	$2,240,765	$-
Less: Unamortized portion of discount to note	(496,365)	-
Total Notes Payable with Original Issue Discount, net	$1,744,400	$-

Total Notes Payable, net	1,854,400	110,000

C-Notes payable, related parties

	September 30,	December 31,
	2019	2018
Unsecured note payable issued on April 2, 2018 to the Company’s Director, Randy May, maturing on December 31, 2019 and subsequently repaid in May 2020, and bearing interest of 10% to 15% per year due at maturity. Current year interest expense was $59,671 and accrued interest expense as of September 30, 2019 is $55,121.	$528,000	528,000

Unsecured note payable issued on April 2, 2018 to the Company’s Director, Pete DiChiara, maturing on December 31, 2019 and subsequently converted in May 2020, and bearing interest of 10% to 15% per year due at maturity. Current year interest expense was $8,702 and accrued interest expense as of September 30, 2019 is $16,789.	$77,000	77,000

Unsecured note payable issued on April 2, 2018 to the Company’s President, Jay Puchir, maturing on December 31, 2019 and subsequently repaid in May 2020, and bearing interest of 10% to 15% per year due at maturity. Current year interest expense was $6,216 and accrued interest expense as of September 30, 2019 is $11,992.	$55,000	55,000

Unsecured note payable issued on April 30, 2018 to the Company’s Director, Randy May, maturing on December 31, 2019 and subsequently repaid in May 2020, and bearing interest of 10% per year due at maturity. Current year interest expense was $33,151 and accrued interest expense as of September 30, 2019 is $61,556.	$440,000	440,000

On January 16, 2019, Banner Midstream Corp. entered into a short-term junior secured promissory note payable with a Director for $250,000 maturing on June 15, 2019. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018. The maturity dates of this related party notes payable was extended to December 15, 2019.	$250,000	-

On June 7, 2019, Banner Midstream Corp. entered into a junior secured note payable with Peter DiChiara for $100,000 maturing on December 31, 2019 and subsequently converted in May 2020. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018.	197,492	-

On June 21, 2019, Banner Midstream Corp. entered into a junior secured note payable with Peter DiChiara for $25,000, Randy May for $12,500, and an entity owned by Jay Puchir for $12,500 maturing on December 31, 2019. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018.	12,500	-

On July 8, 2019, Banner Midstream Corp. entered into a junior secured note payable with Peter DiChiara for $72,492.13 maturing on December 31, 2019. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018.	$12,500	-

On July 19, 2019, Banner Midstream Corp. entered into a junior secured note payable with Randy May for $100,000 and Peter DiChiara for $100,000 maturing on December 31, 2019. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018.	$200,000	-

On August 23, 2019, Banner Midstream Corp. entered into a junior secured note payable with Peter DiChiara for $100,000 maturing on December 31, 2019. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018.	$100,000	-

Total Related Party Notes Payable	$1,872,492	$1,100,000

The maturity dates of these related party notes payable were extended to December 31, 2019.

D-Equipment loans

	September 30,	December 31,
	2019	2018
On January 15, 2018, Pinnacle Frac Transport entered into a long-term secured note payable for $1,428,132 for 18 tractor trucks maturing on February 28, 2020. The note is secured by the collateral purchased and accrues interest annually at 4.50% with principal and interest payments due monthly. Current year interest expense was $51,583 and accrued interest as September 30, 2019 was $4,720.	$1,047,297	$1,261,517

On July 20, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $56,300 for a service truck maturing on July 20, 2023. The note is secured by the collateral purchased and accrues interest annually at 6.50% with principal and interest payments due monthly. Current year interest expense was $2,594 and there was no accrued interest as of September 30, 2019.	$44,916	$52,260

On July 18, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $55,525 for a service truck maturing on August 17, 2024. The note is secured by the collateral purchased and accrues interest annually at 9.00% with principal and interest payments due monthly. Current year interest expense was $5,937 and there was no accrued interest at September 30, 2019.	$50,437	$53,508

On July 26, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $53,593 for a service truck maturing on September 9, 2024. The note is secured by the collateral purchased and accrues interest annually at 7.99% with principal and interest payments due monthly. Current year interest expense was $3,139 and there was no accrued interest at September 30, 2019.	$46,054	$51,398

On July 26, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $55,268 for a service truck maturing on September 9, 2024. The note is secured by the collateral purchased and accrues interest annually at 7.99% with principal and interest payments due monthly. Current year interest expense was $3,498 and there was no accrued interest at September 30, 2019.	$54,835	$51,649

On August 3, 2018, Pinnacle Frac Transport entered into a long-term secured note payable for $72,669 for a service truck maturing on August 3, 2023. The note is secured by the collateral purchased and accrues interest annually at 6.50% with principal and interest payments due monthly. Current year interest expense was $3,404 and there was no accrued interest at September 30, 2019.	$59,074	$68,496

On November 5, 2018, Capstone Equipment Leasing entered into long-term secured notes payable for $34,855, $34,919, $35,075 and $35,369 for 4 service trucks maturing on November 5, 2021. The TRAC Lease is secured by the collateral purchased and accrues interest annually at 7.87%, 7.87%, 7.87% and 6.89% with principal and interest payments due monthly. Current year interest expense was $9,393 and there was no accrued interest at September 30, 2019.	$115,120	$130,314

On November 7, 2018, Capstone Equipment Leasing entered into a long-term secured note payable for $301,148 for two new Peterbilt truck tractors maturing on November 22, 2023. The note is secured by the collateral purchased and accrues interest annually at 10.25% with principal and interest payments due monthly. Current year interest expense was $26,632 and there was no accrued interest at September 30, 2019.	$262,564	$301,148

On June 07, 2019, Capstone Equipment Leasing entered into a long-term secured note payable for $132,840 for four new Pro-Haul 43’ Double Drop Container Trailers maturing on June 07, 2024. The note is secured by the collateral purchased and has an implicit interest rate of 21%, payments due monthly. Current year interest expense was $8,196 and there was no accrued interest at September 30, 2019.	127,412	-

On June 10, 2019, Capstone Equipment Leasing entered into a long-term secured note payable for $221,440 for five new Gallegos Multi Size Container Trailers maturing on June 10, 2024. The note is secured by the collateral purchased and has implicit interest rate of 6% included in its monthly payments. Current year interest expense was $3,807 and there was no accrued interest at September 30, 2019.	206,644	-

Total Equipment Loans	$2,014,353	$1,970,290
Less current portion	$1,238,325	$408,778
Total long-term equipment loans	$776,027	$1,561,512

Note 9 – LEASE OBLIGATIONS

On February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). The ASU introduces a new leasing model for both lessees and lessors. Topic 842 provides guidance in how to identify whether a lease arrangement exists. Management has evaluated each of its leasing arrangements and has classified them as either a finance or capital lease.

Finance Lease Obligations

On April 13, 2019, Capstone Equipment Leasing entered into a financing lease with Chrysler Capital for a 2018 Dodge Ram 3500. The lease calls for 48 payments of $1,434.97 per month and matures on April 12, 2023 and accrues interest at 1.69%. The company has made $5,860 in lease payments as of September 30, 2019, $60,544 in lease payments remain.

On June 04, 2019, Capstone Equipment Leasing entered into a financing lease with Entegra Capital to lease six 2018 Pro-Haul AnySizer Trailers. The lease calls for 60 payments of $4,320.05 per month and matures on June 04, 2025, and accrues interest at 1.69%. The company has made $8,650 in lease payments as of September 30, 2019, $260,916 in lease payments remain.

Operating Lease Obligations

On August 16, 2019 Pinnacle Frac Transport LLC released its interest in the rental property at 1804 Kilgore Drive, Henderson, TX and ended the leasing arrangement. As a result, no lease payments remain on this lease.

To determine the present value of minimum future lease payments for operating leases, the Company was required to estimate a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment (the “incremental borrowing rate” or “IBR”).

The incremental borrowing rate is the rate at which the lessee would have incurred additional costs for a comparable loan (that is, funding over a similar period) to purchase the underlying asset. We believe that rate is 4.3%.

On April 1, 2019, the Pinnacle Frac Transport entered into a building lease for a property located at 406 SH 135 Kilgore, Texas. The lease calls for 36 monthly lease payments of $4,940 per month and accrues interest at the 4.3%. The lease ends on August 30, 2022. This lease has been classified as an operating lease. The company has made $0 in lease payments as of September 30, 2019, $166,568 in lease payments remain.

On April 1, 2018, Pinnacle Frac Transport entered into a building lease for a property located at 5899 Preston Road, Suite 505, Frisco, Texas. The lease was assigned to the company from a previous lease called Razor Medical Science LLC. The lease calls for graduated rent payments of $0 for the first month, $3,200 for months 2 thru Months 13, $3,300 from month 14 to Month 25 and $3,400 from Months 26 thru 37. The lease accrued interest at a rate of 4.3% and has been classified as an operating lease in accordance with ASC 842. The company has made $16,300 in lease payments as of September 30, 2019, $96,883 in lease payments remain.

Pinnacle Vac Service currently has 30 payments of $10,500 per month remaining on its lease at 3486 Sligo Road in Bossier City, Louisiana. Pinnacle Vac Service vacated the Sligo Road facility in November 2018 and has not had sufficient funds to make any rent payments since operations were discontinued in October 2018. Banner Midstream has not signed any corporate guaranty on this subsidiary’s lease debts, but accrued liabilities continue to be recorded until a successful termination agreement can be executed with the lessor.

The following schedule provides the minimum lease payments over the remaining period of each active lease agreement:

	Finance Lease Obligations	Operating Lease Obligations
	Capstone Equipment Leasing	Kilgore Location	Preston Wade Location	Total
For the years ending December 31,
2019	$60,031	$14,820	$39,100	$113,951
2020	68,881	59,280	40,300	168,461
2021	68,881	59,280	13,600	141,761
2022	68,881	44,460	-	113,341
2023	56,101	-	-	56,101
2024	21,600	-	-	21,600

Total minimum lease payments	$344,375	$177,840	$93,000	$615,215
Plus prior year obligations	-	-	22,377
Less payments	14,320	-	16,300
Less Interest Expense	11,221	11,272	5,731
Less current portion	105,365	49,620	64,921
Long-term portion	$213,469	$116,948	$28,425	$145,373

Note 10 – STOCKHOLDERS’ EQUITY

Common Stock

The Company issued an additional 85,169 shares of common stock in January through April 2019 at $3.00 per share for proceeds totaling $255,489 to various high net worth accredited investors as a part of an equity financing round.

On February 1, 2019 and on September 30, 2019, the Company issued 60,000 shares on each vesting date to an advisor representing the Company for business development services valued at $180,000.

The Company has 45,000,000 shares of common stock authorized at $0.0001 par value per share, and there were 5,465,976 common shares issued and outstanding at September 30, 2019.

Preferred Stock

The Company issued 10,000 shares of preferred stock in July 15, 2019 at $10 per share for proceeds totaling $100,000 to a high net worth accredited investor.

The Company has 5,000,000 shares of preferred stock authorized at $0.0001 par value per share, and there were 10,000 preferred shares issued or outstanding at September 30, 2019.

Note 11 – COMMITMENTS AND CONTINGENCIES

Acquisitions

The Company entered into an agreement on November 19, 2018 to purchase one hundred percent of the issued and outstanding membership interests of BDS Enterprises LLC for $20,000,000 payable in $10,000,000 of common stock of the Company with the number of shares calculated based on the offering price per share at which the Company goes public, and $10,000,000 cash consideration delivered to the Seller within 2 business days from the closure of the acquisition financing.

Initial Public Offering

The Company signed an agreement with Alexander Capital L.P. (“Alexander”) on September 24, 2018 to represent the company for an initial public offering of up to $20,000,000 of the Company’s common stock. Alexander would receive an underwriter fee of 9% of the amount raised in the offering as well as warrants equal to 5% of the total number of shares sold pursuant to the offering.

Litigation

Pinnacle Frac Transport LLC has retained Almanza, Blackburn, Dickie & Mitchell LLP for representation in the case Garnett, Mark vs. Hamrick, William “Bill”. Bill Hamrick is the former owner of LAH Lease Service LLC and LSQL Truck and Trailer Sales LLC which were acquired by Pinnacle Frac Transport on April 30, 2018. The Company has not accrued a loss contingency due to the inability to estimate a reasonable estimate of the amount of loss and the unlikelihood of an unfavorable outcome.

The Company has been assigned a $1,661,858 judgment against William “Bill” Hamrick, the former owner of LAH and LSQL. The judgment was transferred by FracSure LLC (“FracSure”) to the Company on September 28, 2018 because of the Company satisfying the payment in full on a $1,536,437 note payable for equipment in September 2018. The Company engaged with the law firm, Pakis, Giotes, Page & Burleson (“Pakis”) on November 15, 2018 to begin collection efforts on the judgment in the State of Texas.

Accounts payable and accrued expenses

Pinnacle Vac Service discontinued operations in October 2018 and still has $353,522 in accounts payable and accrued expenses as of September 30, 2019. Pinnacle Vac does not have sufficient funds to make any significant payments to this balance. Banner Midstream has not signed any corporate guaranty on this subsidiary’s payables, but the accounts payable balance remains as a liability until each payable can successfully be satisfied with the vendor or the entity is dissolved or files for bankruptcy protection.

Note 12 – RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2019, related parties advanced a total of $226,840 in cash and received payments in the amount of $172,097. As of September 30, 2019, a total of $58,067 remained outstanding. As of December 31, 2018, $3,324 remained outstanding. These loans are unsecured, non-interest bearing, and have no specific terms for repayment

Note 13 – SUBSEQUENT EVENTS

On November 18, 2019, the Company closed a merger with Mount Tam Biotechnologies, Inc. (“Mount Tam”) with Banner Midstream Corp. being the surviving entity and becoming a subsidiary of Mount Tam. Mount Tam received approval from its board of directors and shareholders and from FINRA for a name change to MTB Corp. and a reverse split of its common stock at a ratio of one new share for each 95 existing shares. The reverse split and name change to MTB Corp. took effect November 14, 2019. As a result of the name change and reverse split, Mount Tam’s shares began trading under the temporary ticker symbol “MNTMD.” Following a 20-day trading period, the Company’ symbol transitioned to the permanent ticker symbol “BANM.” The Company changed the name from MTB Corp. to Banner Energy Services Corp. on February 12, 2020.

On November 26, 2019, MTB Corp. entered into a Securities Purchase Agreement with an accredited investor pursuant to which the Company sold and issued to the Purchaser a Note in the principal amount of $1,666,667. The Note was issued with an original issue discount of $166,667 and the Purchaser paid a purchase price of $1,500,000 for the issuance of the Note, after deduction of approximately $37,500 of the Lender’s transaction expenses. The Note has a maturity date of one year from the date of purchase and bears interest at an annual rate of ten percent. Commencing three months from the Closing Date and on each monthly anniversary date thereof, the Company shall be required to repay the Note on a straight-line basis (i.e., one ninth of the original principal amount/month) at 115% of the principal amount thereof plus accrued interest. The Company will have the right to prepay in cash all or a portion of the Notes (i) at 110% of the principal amount thereof plus any unpaid accrued interest to the date of repayment if repaid within two months after the issuance date of the Notes, (ii) at 115% of the principal amount thereof plus any unpaid accrued interest to the date of repayment if repaid after the second and prior to the fourth month after issuance and (ii) at 120% of the principal amount thereof plus any unpaid accrued interest to the date of repayment if after the first four months after issuance. In the event of any such attempt to repay the Notes, the Purchaser shall have the right to convert the Notes prior to the date of any such prepayment in accordance with the conversion mechanics set forth in the Notes. The Purchaser may, at its option, convert the Note into the Company’s common stock, par value $0.0001 per share of Mount Tam (the “Common Stock”), at a price equal to the lesser of (1) $1.50/share; (2) the lowest of (i) a 30% discount to the three lowest closing prices of the Mount Tam Common Stock for the 10 days ending on the day prior to the conversion notice, and (iii) a 30% discount to the three lowest closing prices of for the 10 days ending on the thirtieth day subsequent to the reverse merger which occurred on November 18, 2019. The Note is secured by the Company’s assets. The Purchaser received 300,000 shares of the Company’s common stock as additional compensation for the transaction. The Company agreed to file a registration statement to register the shares issued to the Purchaser and the shares underlying the Note within 45 days.

On September 30, 2019, the Company executed a waiver of default on its short-term senior secured convertible note payable for $3,534,475 maturing on April 24, 2018, to extend the maturity of the notes to April 2025. The Company also negotiated extensions on all related party notes payables with its directors, Peter Dichiara, Randy May, and Jay Puchir to December 31, 2019 and converted and repaid most of them in 2020 and none are in default.

On March 27, 2020, Ecoark Holdings, Inc., a Nevada corporation (“Ecoark”), and Banner Energy Services Corp., also a Nevada corporation (“Banner Parent”), entered into a Stock Purchase and Sale Agreement (the “Purchase Agreement”) to acquire Banner Midstream. Pursuant to the acquisition, Banner Midstream will become a wholly-owned subsidiary of Ecoark and Banner Parent, the sole stockholder of Banner Midstream, will receive shares of Ecoark’s common stock, par value $0.001 per share in exchange for all of the issued and outstanding shares of Banner Midstream.

Ecoark shall issue 8,945,205 shares of Ecoark common stock (which Banner Parent shall issue to certain of its noteholders) and assume up to $11,161,711 in short-term and long-term debt of Banner Midstream. Ecoark’s Chief Executive Officer and one of its other directors, who recused themselves from all board discussions on the acquisition of Banner Midstream are stockholders and/or noteholders of Banner Parent. The transaction was approved by all of the disinterested members of the Board of Directors of Ecoark. Jay Puchir, the Chairman and CEO of Banner Parent is a former officer of Ecoark and has maintained a relationship with Ecoark as a consultant. The Purchase Agreement contains customary representations and warranties by Ecoark, Banner Parent and Banner Midstream.